                                                                    EXHIBIT 10.1

================================================================================

                           First Amended and Restated
                         Receivables Purchase Agreement

                       (Receivables Purchase Subfacility)


                           Dated as of March 20, 2002

                                      among

                             Mattel Factoring, Inc.,
                                  as Transferor


                                  Mattel, Inc.,
                                   as Servicer

                             Bank of America, N.A.,
                             as Administrative Agent


                    The Financial Institutions Party Hereto,
                                  as Purchasers

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager


                  CITICORP USA, INC., and FLEET NATIONAL BANK,
                              as Syndication Agents


                        SOCIETE GENERALE and BNP PARIBAS,
                             as Documentation Agents

================================================================================

                                TABLE OF CONTENTS

SECTION.....................................................................PAGE

SECTION 1. DEFINITIONS.........................................................1
     1.01    Certain Defined Terms.............................................1
     1.02    Other Terms......................................................10

SECTION 2. AMOUNTS AND TERMS OF THE PURCHASES.................................10
     2.01    Purchase Facility................................................10
     2.02    Making Purchases.................................................10
     2.03    Payments and Computation, Etc....................................12
     2.04    Collection Account...............................................12
     2.05    Reduction or Termination of Purchasers' Investment Limit.........13
     2.06    Deficiency Advances..............................................13

SECTION 3. CONDITIONS OF PURCHASES............................................13
     3.01    Conditions Precedent to Initial Purchase.........................13
     3.02    Conditions Precedent to All Purchases............................14

Section 4. SERVICING AND SETTLEMENT PROCEDURES................................16
     4.01    Appointment of Servicer..........................................16
     4.02    Duties of Servicer...............................................16
     4.03    Servicer Default.................................................17
     4.04    Servicer Default Remedies........................................17
     4.05    Responsibilities of the Transferor...............................17
     4.06    Servicing Fees...................................................18

SECTION 5. REPRESENTATIONS AND WARRANTIES.....................................18
     5.01    Representations and Warranties...................................18

SECTION 6. COVENANTS..........................................................20
     6.01    Covenants........................................................20
             (a)     Compliance with Laws, Etc................................20
             (b)     Offices, Records and Books of Account; Etc...............20
             (c)     Performance and Compliance with Contracts
                     and Credit and Collection Policy.........................21
             (d)     Ownership Interest, Etc..................................21
             (e)     Sales, Liens, Etc........................................21
             (f)     Extension or Amendment of Receivables....................21
             (g)     Change in Business or Credit and Collection Policy.......22
             (h)     Audits...................................................22
             (i)     Status of Listed Receivables.............................22
             (j)     Reporting Requirements...................................22
             (k)     General Restrictions.....................................23
             (l)     Mergers, Acquisitions. Sales, Investments................23
             (m)     No Modification of the Purchase and Sale Agreement.......23
             (n)     Claim under Section 7.01 of the Purchase and Sale
                     Agreement.

SECTION 7. TERMINATION EVENTS AND  TERMINATION EVENT REMEDIES................ 23
     7.01    Termination Events Defined.......................................24
     7.02    Termination Event Remedies.......................................25

                                    - ii -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

     7.03    Rights Not Exclusive.............................................25

SECTION 8. THE ADMINISTRATIVE AGENT...........................................25
     8.01    Appointment and Authorization....................................25
     8.02    Delegation of Duties.............................................25
     8.03    Liability of Administrative Agent................................25
     8.04    Reliance by Administrative Agent.................................26
     8.05    Notice of Termination Event or Servicer Default..................26
     8.06    Credit Decision..................................................27
     8.07    Indemnification..................................................27
     8.08    Administrative Agent in its Individual Capacity..................28
     8.09    Successor Administrative Agent...................................28
     8.10    Other Administrative Agents; Lead Managers.......................29
     8.11    Sharing of Payments, Etc.........................................29
     8.12    Independent Agreements...........................................29

SECTION 9. INDEMNIFICATION....................................................30
     9.01    Indemnification Generally........................................30
     9.02    Capital Adequacy, Etc............................................33

SECTION 10. MISCELLANEOUS.....................................................33
     10.01   Waivers; Amendments. Etc.........................................33
     10.02   Notices, Etc.....................................................34
     10.03   Governing Law; Integration.......................................35
     10.04   Severability; Counterparts.......................................36
     10.05   Successors and Assigns...........................................36
     10.06   Amendment and Restatement........................................39
     10.07   Set Off..........................................................39
     10.08   Waiver of Right to Trial by Jury.................................39

     EXHIBITS

A    Form of Purchase Notice
B.   Form of Opinion

                                    - iii -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                           FIRST AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT
                       (Receivables Purchase Subfacility)

         THIS FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Agreement")
                                                                    ---------
is entered into as of March 20 2002, among MATTEL FACTORING, INC., a Delaware corporation, as transferor (the "Transferor"), MATTEL, INC., a Delaware
                                 ----------
corporation ("Mattel"), as servicer (the "Servicer"), THE FINANCIAL INSTITUTIONS
              ------                      --------
PARTY HERETO FROM TIME TO TIME as purchasers (together with any successors and assigns, the "Purchasers"), and BANK OF AMERICA, N.A., a national banking
              ----------
association, as agent for the Purchasers (in such capacity, together with any successors and assigns, the "Administrative Agent"), BANC OF AMERICA SECURITIES
                             --------------------
LLC, as sole lead arranger and sole book manager (in such capacity, the "Arranger"), CITICORP USA, Inc., and FLEET NATIONAL BANK, as syndication agents (in such capacity, the "Syndication Agents") and SOCIETE GENERALE, and BNP
                        ------------------
PARIBAS as documentation agents (in such capacity, the "Documentation Agents"),
                                                        --------------------
and amends and restates the Existing Receivables Purchase Agreement.

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                               SECTION 1. DEFINITIONS

         1.01 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Administrative Agent" has the meaning set forth in the Preamble.
          --------------------

         "Administrative Agent's Office" means the Administrative Agent's
          -----------------------------
address and, as appropriate, account identified as such on Schedule 9.02 to the
                                                           -------------
Mattel Credit Agreement, or such other address or account as the Administrative Agent may from time to time notify to the Purchasers, the Servicer and the Transferor.

         "Administrative Agent-Related Persons" means the Administrative Agent
          ------------------------------------
and any successor agent arising under Section 10.02, together with their
                                      -------------
respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Adverse Claim" means a lien, security interest or other charge or
          -------------
encumbrance, or any other type of right or claim (other than a lien or other interest in favor of the Administrative Agent or the Purchasers pursuant to this Agreement).

         "Applicable Margin" means, for each Obligor, that margin set forth in
          -----------------
the table below opposite the Obligor's second highest long-term unsecured debt ratings issued by S&P, Moody's or Fitch:

                                    - 1 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                              Applicable
                     S&P/Moody's/Fitch        Margin
                  ----------------------------------------
                   AA-/Aa3/AA- or higher       30.0 bps
                      A/A2/A or higher         44.5 bps
                          A-/A3/A-             52.5 bps

         "Assignment and Assumption" means an Assignment and Assumption
          -------------------------
substantially in the form of Exhibit H to the Mattel Credit Agreement.
                             ---------

         "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978
          ---------------
(11 U.S.C.[sec][sec].101, et seq.), as amended from time to time.
                  -------

         "Business Day" means any day other than a Saturday, Sunday or other day
          ------------
on which commercial banks are authorized to close under the laws of, or are in fact closed in, California and the state where the Administrative Agent's Office is located (which, as of the date hereof, is California) and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Collection Account" has the meaning set forth in Section 2.04.
          ----------                                       ------------

         "Collections" means, with respect to any Listed Receivable, (a) all
          -----------
funds which are received by the Transferor, any Seller or the Servicer (or any sub-servicer) in payment of any amounts owed in respect of such Listed Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Listed Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the applicable Obligor or any other person directly or indirectly liable for payment of such Listed Receivable and available to be applied thereon), and (b) all other proceeds of such Listed Receivable.

         "Contract" means, with respect to any Listed Receivable, any and all
          --------
contracts, understandings, instruments, agreements, leases, invoices, notes, or other writings pursuant to which such Listed Receivable arises or which evidences such Listed Receivable or under which the applicable Obligor becomes or is obligated to make payment in respect of such Listed Receivable.

         "Credit and Collection Policy" means those receivables credit and
          ----------------------------
collection polices and practices of the Sellers in effect on the date of this Agreement, as amended from time to time to the extent not prohibited by this Agreement or the Purchase and Sale Agreement.

         "Default Rate" means an interest rate equal to the Base Rate plus 2%
          ------------                                                ----
per annum; provided, however, that with respect to the Purchasers' Investment
           --------  -------
prior to the end of the Yield Period therefor, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable thereto plus 2% per annum, in each case to the fullest extent permitted by applicable laws.

                                    - 2 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         "Defaulting Purchaser" means any Purchaser that (a) has failed to fund
          --------------------
any portion of its Loans under the Mattel Credit Agreement or Purchasers' Investment hereunder required to be funded by it within one Business Day of the date required to be funded by it, (b) has otherwise failed to pay over to the Administrative Agent or any other Purchaser any other amount required to be paid by it hereunder or under the Mattel Credit Agreement within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent by the Federal Deposit Insurance Company, the Comptroller of the Currency or the Federal Reserve Board or become the subject of a bankruptcy or insolvency proceeding.

         "Deficiency Advance" has the meaning set forth in Section 2.06.
          ------------------                               ------------

         "Dilution" means any adjustment in the outstanding principal balance of
          --------
a Listed Receivable attributable to any credits, rebates, billing errors, discounts, setoffs, disputes, chargebacks, returns, allowances or similar items.

         "Dividend" means in respect of the Transferor, (i) cash distributions
          --------
or any other distributions on, or in respect of, any class of capital stock of the Transferor, and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock.

         "Due Date" means, with respect to any Purchase Date, a date selected by
          --------
the Transferor which shall not be later than ninety days thereafter, excluding the Purchase Date and including such Due Date.

         "Eligible Assignee" has the meaning specified in Section 10.05(g).
          -----------------                               ----------------

         "Eligible Receivables" means, on an applicable Purchase Date, any
          --------------------
Receivable: (i) which has a stated maturity and which stated maturity is not later than the related Due Date; (ii) which is an "account" or "payment intangible" as defined in the UCC of any applicable jurisdiction; (iii) which is denominated and payable only in United States dollars in the United States; (iv) which, together with the Contract related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the applicable Obligor enforceable against such Obligor in accordance with its terms and subject to no offset, counterclaim or other defense; (v) which, together with the Contract related thereto, does not contravene in any material respect any Governmental Rules applicable thereto and with respect to which no part of the Contract related thereto is in violation of any such Governmental Rule in any material respect; (vi) which satisfies all applicable requirements of the Credit and Collection Policy, including that the Receivable not be delinquent or defaulted; and (vii) which was generated in the ordinary course of the related Seller's business and which was purchased by the Transferor from such Seller in accordance with the Purchase and Sale Agreement.

         "Eurodollar Rate" means for any Yield Period with respect to any
          ---------------
Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

             Eurodollar Rate  =          Eurodollar Base Rate
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage

           Where,

                                    - 3 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         "Eurodollar Base Rate" means, for such Yield Period:
          --------------------

         (a) the rate per annum equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Yield Period) with a term equivalent to such Yield Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Yield Period, or

         (b)      in the event the rate referenced in the preceding subsection
     (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Yield Period) with a term equivalent to such Yield Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Yield Period, or

         (c)      in the event the rates referenced in the preceding subsections
     (a) and (b) are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Yield Period in same day funds in the approximate amount of the purchase to be made or continued by Administrative Agent (or its Affiliate) in its capacity as a Purchaser and with a term equivalent to such Yield Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Yield Period.

         "Eurodollar Reserve Percentage" means, for any day during any Yield
          -----------------------------
     Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Purchaser, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     The determination of the Eurodollar Reserve Percentage and the Eurodollar Base Rate by Administrative Agent shall be conclusive in the absence of manifest error.

     "Existing Receivables Purchase Agreement" means that certain Receivables
      ---------------------------------------
Purchase Agreement dated as of March 11, 1998, as amended, among the Transferor, Servicer, Guarantor, the Administrative Agent and the purchasers party thereto.

                                    - 4 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         "Facility Termination Date" means the earliest to occur of (a) March
          -------------------------
31, 2005, (b) the date upon which the Purchaser Commitments are terminated in accordance with the terms hereof, and (c) the Termination Date under and as defined in the Mattel Credit Agreement.

         "Fisher-Price" means Fisher-Price, Inc., a Delaware corporation.
          ------------

         "Fitch" means Fitch ICBA or any successor thereto.
          -----

         "Guarantor" means Mattel as guarantor under the Purchase and Sale
          ---------
Agreement.

         "Indemnified Amounts" means any and all claims, damages, costs,
          -------------------
expenses, losses and liabilities (including all reasonable fees and other charges of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable other charges of internal counsel).

         "Indemnified Parties" means the Administrative Agent, the Purchasers
          -------------------
and their respective Affiliates, together with each of their respective employees, agents, successors, transferees and assigns.

         "Insolvency Proceeding" means, with respect to any Person, (a) (i) a
          ---------------------
court having jurisdiction in the premises entering a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, or (ii) any other similar relief being granted under any applicable federal or state or applicable foreign law; a petition for an involuntary case being filed against such Person under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or substantially all of its property, being entered; or an interim receiver, trustee or other custodian of such Person for all or substantially all of the property of such Person being appointed involuntarily; and the continuance of any such events in clause (ii) for 45 days unless dismissed, bonded or discharged; or (b) such Person having an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in any involuntary case, or to the conversion from an involuntary case, under any such law, or consenting to the appointment of or taking possession by a receiver, liquidator, sequestrator, trustee or other custodian for all or substantially all of its property; the making by such Person of any assignment for the benefit of creditors; or the inability or failure of such Person, or the admission by such Person in writing of its inability, to generally pay its debts as such debts become due; or the Board of Directors of such Person adopting any resolution or otherwise takes action to approve any of the foregoing.

         "Listed Receivables" means the Receivables the outstanding principal
          ------------------
balances of which were reflected in the applicable Purchase Notice and subsequently identified pursuant to Section 2.02(a)(iii).
                                    --------------------

         "Material Adverse Effect" means (i) a material adverse effect upon the
          -----------------------
business, operations, properties, assets or condition (financial or otherwise) of the Transferor or Mattel and

                                    - 5 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of any Seller Party to perform its obligations under this Agreement.

         "Mattel" has the meaning set forth in the preamble to this Agreement.
          ------

         "Mattel Credit Agreement" means the Amended and Restated Credit
          -----------------------
Agreement dated as of even date herewith, among Mattel, the financial institutions parties thereto, and Bank of America, as Administrative Agent, as such agreement may be an amended, amended and restated or otherwise modified from time to time. In the event that any term of or section number in the Mattel Credit Agreement that is incorporated by reference in this Agreement (including pursuant to Section 9.02 of this Agreement) is changed by any amendment or
            ------------
amendment and restatement of the Mattel Credit Agreement (e.g., an amendment and restatement that renumbers Section 9.14 of the Mattel Credit Agreement as
Section 9.16 of the amended and restated agreement), the parties hereto shall cooperate in good faith to amend this Agreement in order to correct the references herein to the applicable terms and section numbers of the Mattel Credit Agreement incorporated by reference in this Agreement. In the event that the Mattel Credit Agreement shall cease to be in effect, then all references herein to the Mattel Credit Agreement shall be deemed to refer to the Mattel Credit Agreement as in effect immediately prior to such cessation.

         "Mattel Factoring" has the meaning set forth in the preamble to this
          ----------------
Agreement.

         "Mattel Sales" means Mattel Sales Corp., a California corporation.
          ------------

         "Obligors" means Wal-Mart Stores, Inc., a Delaware corporation, and
          --------
Target Corporation, a Minnesota corporation.

         "Participant" has the meaning set forth in Section 10.05(d).
          -----------                               ----------------

         "Percentage" means with respect to each Purchaser the percentage set
          ----------
forth opposite such Purchaser's name on Schedule 1.01 to the Mattel Credit
                                        -------------
Agreement. Each Purchaser's Percentage shall at all times be equal to its Pro Rata Share as a Lender under and as defined in the Mattel Credit Agreement.

         "Proofs of Claim" means collectively, proofs of claim under the
          ---------------
Bankruptcy Code or any analogous or similar item or items which may or shall be filed by or on behalf of a creditor of any party to an Insolvency Proceeding.

         "Purchase and Sale Agreement" means the Purchase and Sale Agreement
          ---------------------------
dated as of the date hereof (as amended, amended and restated or otherwise modified from time to time), among the Sellers, Mattel, as servicer and Guarantor thereunder, and the Transferor, as buyer thereunder.

         "Purchase Date" means the proposed date on which the Transferor
          -------------
proposes to sell to the Purchasers an undivided percentage ownership interest in the Listed Receivables identified on the related Purchase Notice.

                                    - 6 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         "Purchase Notice" means a notice from the Servicer to the
          ---------------
Administrative Agent substantially in the form attached hereto as Exhibit A.
                                                                  ---------

         "Purchase Rate" means a rate per annum equal to the Eurodollar Rate,
          -------------
plus the Applicable Margin. The Purchase Rate for a Yield Period shall be
----
established on the applicable day contemplated by the definition of Eurodollar Rate.

         "Purchasers" has the meaning set forth in the preamble to this
          ----------
Agreement.

         "Purchaser Commitment" means, for each Purchaser, such Purchaser's
          --------------------
Percentage of the Purchasers' Investment Limit.

         "Purchased Interest" means, at any time the undivided percentage
          ------------------
ownership interest of the Purchasers acquired pursuant to this Agreement from the Transferor in the Listed Receivables reflected on the applicable Purchase Notice, Related Security with respect to such Receivables, Collections with respect to such Receivables, and proceeds of, and amounts received or receivable under any or all of, the foregoing. Such undivided percentage ownership interest shall be computed as

                                     PI + YR
                                     -------
                                       LRB

         where:

                  PI       =        the Purchasers' Investment with respect to
                                    such Purchased Interest at the related
                                    Purchase Date;

                  YR       =        the Yield Reserve of such Purchased Interest
                                    at the related Purchase Date; and

                  LRB      =        the outstanding principal balance of the
                                    related Listed Receivables as of the date the related Purchase Notice is sent to the Administrative Agent;

         provided, however, that the Purchased Interest shall never be more than
         --------  -------
1.0.

         "Purchasers' Investment" means the amount to be paid by the Purchasers
          ----------------------
for the account of the Transferor with respect to a Purchased Interest.

         "Purchasers' Investment Limit" means Three Hundred Million Dollars
          ----------------------------
($300,000,000) as such amount may be reduced or terminated pursuant to Section
                                                                       -------
2.05 or otherwise pursuant to the terms hereof.
----

         "Receivable" means any indebtedness and other obligations owed to a
          ----------
Seller, or any right of a Seller to payment, from or on behalf of either Obligor (determined prior to giving effect to any purchase by the Transferor under the Purchase and Sale Agreement or to any purchase hereunder by the Purchasers) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of

                                    - 7 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement services by such Seller, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.

         "Related Security" means with respect to any Listed Receivable: (i) all
          ----------------
of the Transferor's interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable;
(ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings signed by any Obligor relating thereto; and (iii) all guarantees, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, all of the Transferor's rights with respect to such Receivables under the Purchase and Sale Agreement.

         "Requisite Purchasers" means, as of any date of determination,
          --------------------
Purchasers having at least 66-2/3% of the Purchasers' Investment Limit or, if the Purchaser Commitments have been terminated, Purchasers holding in the aggregate at least 66-2/3% of all Loans and Purchasers' Investment; provided
                                                                    --------
that the Purchaser Commitment of, and the outstanding principal amount of any Loans and portion of Purchasers' Investment held by any Defaulting Purchaser shall be excluded for purposes of making a determination of Requisite Purchasers.

         "Restricted Payments" has the meaning set forth in Section 6.01(k)).
          -------------------                               ----------------

         "Seller Party" means each of the Transferor and the Servicer.
          ------------

         "Sellers" means, collectively, Mattel Sales and Fisher-Price. A
          -------
reference to the "related" Seller means with respect to a Receivable, that such Receivable by its original terms was owed to such Seller.

         "Servicer" has, the meaning set forth in the preamble to this
          --------
Agreement; provided that following the appointment of a successor Servicer in
           --------
accordance with this Agreement, all references herein to the Servicer shall be references to such successor Servicer.

         "Servicer Default" has the meaning set forth in Section 4.03.
          ----------------                               ------------

         "Servicing Fee" has the meaning set forth in Section 4.06.
          -------------                               ------------

         "Solvent" means, as to any Person at any time, that (a) the fair value
          -------
of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of applicable state fraudulent conveyance law; (b) the present fair saleable value of the property of such Person is not less than the amount that shall be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not

                                    - 8 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement believe that it shall, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Specified Assets" means, whether now or hereafter owned, existing or
          ----------------
arising: (A) Listed Receivables, (B) all Related Security with respect to such Receivables, (C) all Collections with respect to such Receivables (including Collections received on and after the date that the related Purchase Notice is sent to the Administrative Agent and prior to the related Purchase Date), and
(D) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

         "Subordinated Note" has the meaning specified in the Purchase and Sale
          -----------------
Agreement.

         "Termination Event" has the meaning set forth in Section 7.01.
          -----------------                               ------------

         "Transaction Documents" means this Agreement, the Purchase and Sale
          ---------------------
Agreement, the Subordinated Notes and all certificates, instruments, UCC financing statements, reports, notices, letters, agreements and documents executed or delivered by any Seller Party or a Seller under or in connection with this Agreement, in each case as any such Transaction Documents may be amended, amended and restated, extended or otherwise modified from time to time. The Loan Documents will not be Transaction Documents for purposes of this Agreement. The Demand Note dated March 11, 1998 made by Mattel to the Buyer in the amount of approximately $9,000,000 will not be a Transaction Document for purposes of this Agreement.

         "Transferor" has the meaning set forth in the preamble to this
          ----------
Agreement.

         "UCC" means the Uniform Commercial Code as from time to time in effect
          ---
in the applicable jurisdiction.

         "UCC Filing Date" means the first date on which any UCC financing
          ---------------
statement is filed pursuant hereto.

         "Unmatured Termination Event" means an event that, with the giving of
          ---------------------------
any notice, the passage of time, or both, would be a Termination Event.

         "Yield" for any Purchased Interest for the related Yield Period, means
          -----
an amount determined as follows:

                              PR  x  YP  x  1/360

         where:

         PR       =          the Purchase Rate for such Yield Period; and

         YP       =          the number of days in such Yield Period.

                                    - 9 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         "Yield Period" each period from and including a Purchase Date to but
          ------------
excluding the related Due Date.

         "Yield Reserve" means the Yield with respect to an applicable Purchased
          -------------
Interest, times the applicable Purchasers' Investment; provided that no
          -----                                        --------
provision in this Agreement shall require the payment or permit the collection of Yield Reserve in excess of the maximum permitted by applicable law.

         1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting practices. All terms used in Division 9 of the UCC in the State of California, and not specifically defined herein, are used herein as defined in such Division
9. Unless the context otherwise requires, (i) "or" means "and/or," (ii) "including" (and with correlative meaning "include" and "includes") means including, without limiting the generality of any description preceding such term, (iii) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms, and (iv) all other terms not otherwise defined herein shall have the meanings assigned to such terms in the Mattel Credit Agreement.

                  SECTION 2. AMOUNTS AND TERMS OF THE PURCHASES

         2.01     PURCHASE FACILITY.

         On the terms and conditions hereinafter set forth, each Purchaser hereby agrees to purchase from time to time from the Transferor until the Facility Termination Date, without recourse (except as expressly provided herein), undivided percentage ownership interests in the Listed Receivables and other items included in the related Purchased Interest; provided, however, that:
                                                        --------  -------
(a) the aggregate outstanding Purchasers' Investments shall not exceed the Purchasers' Investment Limit; (b) no Purchaser shall be obligated to make a purchase in excess of its Purchaser Commitment; (c) the aggregate outstanding Purchasers' Investment plus the aggregate outstanding principal amount of all
                       ----
Loans outstanding under the Mattel Credit Agreement shall not exceed the Aggregate Facilities Commitment; and (d) each Purchaser's Percentage of the aggregate outstanding Purchasers' Investment plus the aggregate outstanding
                                             ----
principal amount of all Loans of each Purchaser in its capacity as a Lender under the Mattel Credit Agreement shall not exceed its Commitment thereunder.

         2.02     MAKING PURCHASES.

         (a)      (i)     Each purchase of undivided percentage ownership
interests hereunder shall be made upon the Servicer's delivery to the Administrative Agent of a Purchase Notice, which notice shall be irrevocable. Each Purchase Notice must be received by the Administrative Agent not later than 9:00 a.m. (California time) on the third Business Day prior to the related Purchase Date. There may not be more than four Purchase Dates in any 12-month period. A Purchase Notice shall specify for each Obligor (A) the aggregate amount of the Listed Receivables, (B) the Purchase Date (which must be a Business Day), (C) the related Due Date, and (D) the proposed amount of the Purchasers' Investment.

                                    - 10 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                  (ii) Not later than 9:00 a.m. (California time) on the second Business Day prior to the related Purchase Date, the Administrative Agent shall send to the Servicer a notice setting forth a calculation of the related Purchased Interest, including a description of the related Purchasers' Investment and the Yield Reserve. The Administrative Agent shall calculate the Purchasers' Investment with respect to a Purchased Interest as an amount which, when added to the related Yield Reserve, is as close as reasonably practicable to (but not in excess of) the aggregate outstanding principal balances of the related Eligible Receivables set forth in the related Purchase Notice.

                  (iii) The Transferor shall send to the Administrative Agent for receipt by the Administrative Agent not later than the Business Day prior to the related Purchase Date, a schedule of the Listed Receivables, identifying the invoice number, outstanding principal balance and maturity date of each such Receivable (in each case as of the date of the related Purchase Notice). None of such Listed Receivables shall have been the subject of a prior Purchase Notice.

         (b) Promptly after receipt of a Purchase Notice, the Administrative Agent shall notify each Purchaser of the proposed purchase (such notice to normally be given within two hours of receipt by the Administrative Agent). Each Purchaser shall make available to the Administrative Agent its Percentage of the purchase price by remitting such funds to the Administrative Agent's Office prior to 12:00 Noon (California time) on the Purchase Date. On each Purchase Date, the Administrative Agent shall, upon satisfaction of the applicable conditions set forth in Section 3 hereto, pay to the Servicer, for
                                   ---------
the account of the Transferor, in same day funds, an amount equal to the aggregate of the amounts so made available by the Purchasers. The Administrative Agent shall cause an amount of same-day funds equal to such aggregate amount received by the Administrative Agent to be credited to the Transferor's account at the Administrative Agent's Office.

         (c) On each Purchase Date, effective upon the payment contemplated by Section 2.02(b) (and without the necessity of any formal or other instrument
   ---------------
of assignment or other further action), the Transferor hereby sells and assigns to the Purchasers an undivided percentage ownership interest equal to the Purchased Interest in each related Listed Receivable reflected on the applicable Purchase Notice (and subsequently identified pursuant to Section 2.02(a)(iii))
                                                         --------------------
and the other Specified Assets related thereto.

         (d) To secure all of the obligations (monetary or otherwise) of the Transferor under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Transferor hereby grants to the Administrative Agent for the benefit of the Administrative Agent and the Purchasers a security interest in, to and under all of the Transferor's right, title and interest (including any undivided interest of the Transferor) in all of the Specified Assets and Transferor hereby authorizes the Administrative Agent to file a financing statement to perfect such interest. The Administrative Agent, on behalf of itself and the Purchasers, shall have, with respect to the Specified Assets, and in addition to all other rights and remedies available to the Administrative Agent, all the rights and remedies of a secured party under any applicable UCC.

                                    - 11 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         2.03 Payments and Computation, Etc. All amounts to be paid or deposited by a Seller Party hereunder shall be paid or deposited, without setoff, counterclaim or reduction of any kind, no later than 10:00 a.m. (California time) on the day when due in same day funds to the Administrative Agent's Office. All amounts received after noon (California time) shall be deemed to have been received on the immediately succeeding Business Day. The Transferor shall, to the extent permitted by Governmental Rule, pay to the Administrative Agent, for the benefit of the Purchasers, upon demand, interest on all amounts not paid or deposited when due to the Purchasers hereunder at a rate per annum equal to the Default Rate. Notwithstanding the foregoing, interest shall not commence accruing at the Default Rate until the Administrative Agent, at the direction of the Requisite Purchasers, has notified the Transferor thereof; provided, however, that upon the occurrence of a
                        --------  -------
Termination Event specified in Section 7.01(d), the Default Rate shall thereupon
                               ---------------
automatically commence accruing and be due and payable without further act of or demand by the Administrative Agent or any Purchaser. All computations of Yield shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. All payments received by the Administrative Agent or any Purchaser hereunder on account of a Purchased Interest shall be applied by the Administrative Agent, first to pay due and
                                                       -----
payable Yield Reserve with respect to the related Purchasers' Investment, second
                                                                          ------
to pay all due and payable fees and expenses and other amounts due to the Purchasers and the Administrative Agent hereunder, and third, to repay any such
                                                       -----
Purchasers' Investment. The amount of each Purchasers' Investment shall be reduced by payments received by the Administrative Agent and applied on account of such Purchasers' Investment pursuant to this Agreement.

         2.04     COLLECTION ACCOUNT.

         (a) At any time the second highest long-term unsecured debt rating issued to the Servicer by S&P, Moody's or Fitch is lower than BBB-, Baa3 or BBB-, respectively, there shall be established and maintained, in the name of the Administrative Agent for the benefit of the Purchasers, a segregated account (the "Collection Account"), at Administrative Agent's Office, bearing a
      ------------------
designation clearly indicating that the funds deposited therein are held for the benefit of the Purchasers. Any interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder to the Administrative Agent or the Purchasers. Upon the earlier of (i) the Servicer's second highest long-term unsecured debt rating issued to the Servicer by S&P, Moody's or Fitch is BBB-, Baa3 or BBB-, respectively, or higher or (ii) the date on which the Purchasers' Investment is zero, any funds remaining on deposit in the Collection Account shall be released to the Transferor in same-day funds.

         (b) During such time that the second highest long-term unsecured debt rating issued to the Servicer by S&P, Moody's or Fitch is lower than BBB-, Baa 3 or BBB-, respectively, the Servicer shall deposit within two Business Days all Collections it receives into the Collection Account. Such Collections shall be retained in the Collection Account by the Administrative Agent until the next succeeding Due Date, at which time such amounts shall be applied pursuant to the terms hereof.

                                    - 12 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         2.05     Reduction or Termination of Purchasers' Investment Limit.

         (a) The Transferor shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Purchasers' Investment Limit; provided that the Purchasers'
                                           --------
Investment Limit, as reduced, shall equal or exceed the total outstanding Purchasers' Investment as of the date of such reduction.

         (b) The Transferor shall give not less than three Business Days' prior written notice to the Administrative Agent designating the date (which shall be a Business Day) and the amount of such termination or reduction. Any partial reduction shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Promptly after receipt of a notice of such termination or partial reduction, the Administrative Agent shall notify each Purchaser and the administrative agent under the Mattel Credit Agreement of the proposed termination or reduction. Such termination or reduction shall be effective on the date specified in the Transferor's notice and shall terminate or ratably reduce the dollar amount of each Purchaser's Purchaser Commitment.

         (c) Any reduction or termination of the Aggregate Facilities Commitment under the Mattel Credit Agreement to an amount less than the Purchasers' Investment Limit at such time shall automatically and concurrently reduce the Purchasers' Investment Limit to an amount equal to such Aggregate Facilities Commitment amount, as so reduced, or terminate the Purchasers' Investment Limit, as the case may be. Any such reduction shall be applied ratably to each Purchaser's Purchaser Commitment.

         2.06 Deficiency Advances. No Purchaser shall be responsible for any default of any other Purchaser in respect of such other Purchaser's obligation to fund any portion of a purchase hereunder, nor shall the commitment of any Purchaser hereunder be increased as a result of such default by any other Purchaser. Without limiting the generality of the foregoing, in the event any Purchaser shall fail to advance funds as provided herein, the Administrative Agent may, in its discretion but shall not be obligated to, advance as a Purchaser all or any portion of such amount (the "Deficiency Advance") and shall
                                                  ------------------
thereafter be entitled to payments on such Deficiency Advance in the same manner and at the same rate(s) to which such other Purchaser would have been entitled had it made such advance itself; provided that, upon payment to the
                                 --------
Administrative Agent from such other Purchaser of the entire outstanding amount of such Deficiency Advance, together with interest thereon, at the Applicable Margin applicable to the related Purchase, then such payment shall be credited against the Administrative Agent's share of the total outstanding Purchasers' Investment in full payment of such Deficiency Advance. Acceptance by the Transferor of a Deficiency Advance from the Administrative Agent shall in no way limit the rights of the Transferor against the Purchaser failing to fund its pro rata portion (based on its Percentage) of the purchase price of any purchase hereunder.

                       SECTION 3. CONDITIONS OF PURCHASES

         3.01 Conditions Precedent to Initial Purchase. The initial purchase of an undivided interest pursuant to this Agreement is subject to the conditions precedent that the Administrative

                                    - 13 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

Agent shall have received on or before the related Purchase Date the following, each in form and substance (including the date thereof) satisfactory to the Administrative Agent:

         (a) a counterpart of this Agreement and the Purchase and Sale Agreement duly executed by the Seller Parties and the Sellers, as the case may be;

         (b) favorable opinions of (x) the General Counsel or an Assistant General Counsel of Mattel, relating to the Seller Parties and (y) Latham & Watkins, special counsel to the Seller Parties, substantially in the form attached hereto as Exhibit B;
                   ----------

         (c) a certificate of the Assistant Secretary of each Seller Party certifying in each case (i) the names and signatures of its applicable officers that shall execute and deliver the Transaction Documents (on which certificate the Administrative Agent may conclusively rely until such time as the Administrative Agent shall receive a revised certificate meeting the requirements of this clause), (ii) that attached thereto is a true and correct copy of the certificate or articles of incorporation, certified by the secretary of state of the state of its incorporation or formation as of a recent date, and the by-laws of such Seller Party, in each case as in effect on the date of such certification, (iii) that attached thereto are true and complete copies of excerpts of resolutions adopted by the Board of Directors of such Seller Party, approving the execution, delivery and performance of this Agreement and all other Transaction Documents to which such Seller Party is a party; and (iv) that attached thereto are good standing certificates issued by the Secretary of State of Delaware with respect to Mattel and Mattel Factoring;

         (d) good standing certificates dated as of a recent date for each Seller Party from the Secretary of State of the States of Delaware and California;

         (e) an assignment of the Transferor's rights, title and interest in, to and under the obligations of the Transferor as "Buyer" under Section 9 of
                                                                    ---------
the Purchase and Sale Agreement;

         (f) each other item to be delivered pursuant to Section 3.01 of the Purchase and Sale Agreement;

         (g) evidence that all conditions to the effectiveness of the Mattel Credit Agreement have been, or concurrently herewith are being, satisfied or waived thereunder; and

         (h) UCC-1 financing statements (a) signed by Mattel Sales as debtor and the Transferor as the secured party in form for filing with the Secretary of State of the State of California, (b) signed by Fisher-Price as debtor and the Transferor as the secured party in form for filing with the Secretary of State of the State of New York, and (c) signed by the Transferor as debtor and the Administrative Agent as secured party in form for filing with the Secretary of State of Delaware.

         3.02 Conditions Precedent to All Purchases. Each purchase (including the initial purchase) of undivided interests pursuant to this Agreement shall be subject to the further conditions precedent that:

                                    - 14 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         (a) on the Purchase Date applicable to such purchase the following statements shall be true (and acceptance of the proceeds of such purchase shall be deemed a representation and warranty by the Transferor that such statements are then true):

                  (i)     the representations and warranties contained in
         Section 5.01 are true and correct on and as of such Purchase Date as
         ------------
         though made on and as of such date (except to the extent any representation and warranty is expressly made as of an earlier date);

                  (ii) the representations and warranties of Mattel contained in any Loan Document (except the representation and warranty contained in Section 5.09 of the Mattel Credit Agreement and, in the case of a
            ------------
         purchase of where the aggregate Purchasers' Investment being made on that date equals or is less than the aggregate Purchasers' Investment maturing on that date, the representation and warranty contained in
         Section 5.11 of the Mattel Credit Agreement), shall be true, correct
         ------------
         and complete in all material respects on and as of that Purchase Date (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) to the same extent as though made on and as of that Purchase Date; and

                  (iii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or an Unmatured Termination Event that would constitute a Termination Event or an Unmatured Termination Event with respect to the Obligor in each case, other than a Termination Event or an Unmatured Termination Event as described in Sections 7.01(e) or (i) hereof with respect to an Obligor whose Receivables are not to be purchased on such Purchase Date on the Listed Receivables being purchased but for the requirement that notice be given or time elapse or both;

         (b)      after giving effect to the payment contemplated by Section
                                                                     -------
2.02 on the date of such purchase, the aggregate outstanding Purchaser's
----
Investments shall not exceed the Purchasers' Investment Limit;

         (c) the Administrative Agent shall have received a list of Eligible Receivables in accordance with Section 2.02;
                                        ------------

         (d) such Purchase Date is also a "Purchase Date" as defined in the Purchase and Sale Agreement;

         (e)      the related Due Date is prior to the Facility Termination
Date; and

         (f) after giving effect to the Yield Period in connection with such purchase, there are no other Yield Periods in effect.

                                    - 15 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                 SECTION 4. SERVICING AND SETTLEMENT PROCEDURES

         4.01 Appointment of Servicer. Until the Administrative Agent gives notice to the Transferor of the designation of a new Servicer in accordance with the last sentence of this Section, Mattel is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof; provided that, with respect to any group of Listed
                     --------
Receivables, Mattel (solely in its capacity as Servicer) may, at any time, upon prior written notice to the Administrative Agent, designate any Affiliate of Mattel as sub-servicer hereunder; provided, however, that such Affiliate shall
                                  --------  -------
not become the Servicer and, notwithstanding any such delegation, Mattel shall remain liable for the performance of the duties and obligations of the Servicer in accordance with the terms of this Agreement without diminution of such liability by virtue of such delegation and to the same extent and under the same terms and conditions as if Mattel alone were performing such duties and obligations. Subject to the foregoing, Mattel hereby delegates to Fisher-Price all of Mattel's duties and obligations under Section 4.02 below with respect to
                                             ------------
the Listed Receivables originated by Fisher-Price, and Fisher-Price hereby accepts such delegation. Mattel acknowledges that the Administrative Agent and the Purchasers have relied on the agreement of Mattel to act as the Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, Mattel agrees that it shall not voluntarily resign as the Servicer. In the event that a new "Servicer" has been designated pursuant to the Purchase and Sale Agreement or upon the occurrence of a Servicer Default as contemplated by Section 4.04, the Administrative Agent may designate as
                ------------
Servicer any Person (including the Administrative Agent) to succeed Mattel or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

         4.02 Duties of Servicer. The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Listed Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy; provided, however, that
                                                     --------  -------
the Servicer shall not extend the maturity of any Listed Receivable. The Transferor shall deliver to the Servicer and the Servicer shall hold for the benefit of the Transferor and the Administrative Agent for the benefit of the Purchasers in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to such Listed Receivables. Notwithstanding anything to the contrary contained herein, the Administrative Agent, with the consent or direction of the Requisite Purchasers, may direct the Servicer to commence or settle any legal action to enforce collection of any Listed Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given
                      --------  -------
unless (x) a Termination Event has occurred and is continuing (other than a Termination Event described in Section 7.01(e) or (i) hereof), and (y) the
                               ---------------------
Requisite Purchasers believe in good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession could materially and adversely affect a material portion of the Listed Receivables. Subject to
Section 2.04, the Servicer shall hold (and shall cause each sub-servicer to
------------
hold) in trust (and, during the continuance of a Termination Event (other than a Termination Event described in Section 7.01(e) or (i) hereof), at the request
                                 ----------------------
of the Administrative Agent, segregate) for the Administrative Agent for the benefit of the Purchasers, from Collections received by the Transferor, any Seller or the Servicer (or any sub-servicer) with respect to the Listed

                                    - 16 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

Receivables, the percentage of such Collections represented by the related Purchased Interest. On each Due Date, the Servicer shall deposit into the account at Administrative Agent's Office the amount of Collections required to be held for the Administrative Agent for the benefit of the Purchasers pursuant to the preceding sentence.

         4.03 Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer Default hereunder:

         (a) (i) the Servicer shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in this Section) and such failure shall remain unremedied for ten (10) Business Days or (ii) the Servicer shall fail to make any payment or deposit to be made by it hereunder when due; or

         (b) any representation, warranty, certification or statement made by the Servicer in this Agreement or in any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) an Insolvency Proceeding shall have commenced and be continuing with respect to the Servicer; or

         (d) an Event of Default under and as defined in the Mattel Credit Agreement shall have occurred and be continuing.

         4.04 Servicer Default Remedies. Notwithstanding any other provision of this Agreement, during the continuation of a Servicer Default, the Administrative Agent, upon the written request of the Requisite Purchasers, shall, by written notice to the Transferor and the Servicer:

                       (i) direct the Obligors that payment of all amounts payable under any Listed Receivable be made directly to the Administrative Agent or its designee;

                       (ii) instruct the Transferor to give notice of the Purchasers' Interest in the Listed Receivables to the Obligors, which notice shall be given at the Transferor's expense and shall direct that payments be made directly to the Administrative Agent or its designee; or

                       (iii)   terminate and replace the Servicer.

         4.05 Responsibilities of the Transferor. Anything herein to the contrary notwithstanding, the Transferor shall (x) perform all of its obligations (if any) under the Contracts related to Listed Receivables to the same extent as if interests in such Listed Receivables had not been transferred hereunder and the exercise by the Administrative Agent of rights hereunder shall not relieve any Seller or Seller Party from such obligations and (y) pay when due any taxes payable by the Transferor under applicable law, including any sales taxes payable in connection with the Listed Receivables and their creation and satisfaction. The Transferor shall provide to the Servicer on a timely basis all information needed for such servicing, administration and collection, including notice of the occurrence of any Termination Event. Neither the Administrative Agent nor any Purchaser shall have any obligation or liability

                                    - 17 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement with respect to any Listed Receivable, any Related Security or any related Contract, nor shall the Administrative Agent or any Purchaser be obligated to perform any of the obligations of any Seller or Seller Party under any of the foregoing.

         4.06 Servicing Fees. In consideration of Mattel's agreement to act as Servicer hereunder, the Purchasers and the Administrative Agent hereby agree that, so long as Mattel shall perform as Servicer hereunder, the Transferor shall pay over to Mattel a fee (the "Servicing Fee"), payable quarterly in
                                     -------------
arrears on or before the tenth day of the following quarter, equal to 1.0% per annum times the face amount of the Listed Receivables, as compensation for its servicing activities.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

         5.01 Representations and Warranties. Each Seller Party severally represents and warrants, as to itself alone, as applicable, to the Administrative Agent and the Purchasers as follows:

         (a) Such Seller Party is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified to do business, and is in good standing, as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except in jurisdictions in which the failure to be qualified or in good standing has or will have no Material Adverse Effect.

         (b) The execution, delivery and performance by such Seller Party of this Agreement and the other Transaction Documents to which it is a party, including such Seller Party's use of the proceeds of purchases, (i) are within such Seller Party's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) such Seller Party's charter or by-laws, (2) any law, rule or regulation applicable to such Seller Party, the violation of which would result in a Material Adverse Effect, (3) any Contractual Obligation of such Seller Party the violation of which would have a Material Adverse Effect or (4) any order, writ, judgment, award, injunction or decree binding on or affecting such Seller Party or its property, the violation of which would result in a Material Adverse Effect, and (iv) do not result in or require the creation of any material Adverse Claim upon or with respect to any of its material properties or upon or with respect to the Listed Receivables (other than pursuant to the Transaction Documents). This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by such Seller Party.

         (c) No authorization or approval or other action by, and no notice to or filing with any or other Person is required for the due execution, delivery and performance by such Seller Party of this Agreement or any other Transaction Document to which it is a party, other than UCC financing statements related hereto or to the Purchase and Sale Agreement.

         (d) This Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Seller Party enforceable against such Seller Party in accordance with its terms, except as enforcement may be limited by bankruptcy,

                                    - 18 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

         (e) There is no pending or, to the knowledge of such Seller Party, threatened action or proceeding affecting such Seller Party or any of its Subsidiaries before any Governmental Person or arbitrator which, in the reasonable opinion of such Seller Party and its executive officers, would result in a Material Adverse Effect, or which affects or purports to affect the legality, validity or enforceability of this Agreement or the other Transaction Documents.

         (f) With respect to the Transferor, the Transferor is the legal and beneficial owner of the Listed Receivables and all other Specified Assets, free and clear of any Adverse Claim; upon each purchase, the Administrative Agent, for the benefit of itself and the Purchasers, shall have a valid and enforceable first priority, perfected undivided percentage ownership interest to the extent of the Purchased Interest or a valid and enforceable first priority, perfected security interest in each such Listed Receivable and other Specified Assets, in each case free and clear of any Adverse Claim. No effective UCC financing statement or other instrument similar in effect covering any of the Specified Assets is on file in any recording office other than any UCC financing statement filed pursuant to this Agreement in favor of the Administrative Agent.

         (g) No representation or warranty of any Seller Party contained in this Agreement or any other document, certificate or written statement furnished to the Purchasers by any Seller Party since January 1, 2002 for use in connection with the transactions contemplated by this Agreement as of the date of this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the officers of any Seller Party in the case of any document or fact not furnished by it) necessary in order to make the statements contained herein or therein not misleading except to the extent that any such statement or omission that was untrue or misleading at the time made or that subsequently became untrue or misleading has been superseded or corrected by information provided to the Purchasers prior to the date of this Agreement. The projections and pro forma financial information contained in such written materials are based upon good faith estimates and assumptions believed by any Seller Party to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to the officers of any Seller Party as of the date of this Agreement (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets or condition (financial or otherwise) of any Seller Party and their respective Subsidiaries, taken as a whole, which has not been disclosed herein or in the written materials referred to in Section 5.08 of the Mattel Credit Agreement other than as disclosed in writing to the Purchasers on or before the date hereof.

         (h) With respect to the Transferor, the principal place of business, chief executive office and state of organization (as such terms are used in the UCC) of the Transferor and the office where the Transferor keeps its records concerning the Listed Receivables are located at the address referred to in Section 6.01(b).
               ---------------

         (i) Each Seller Party is not in violation of any order of any court, arbitrator or Governmental Person, which violation would have a Material Adverse Effect.

                                    - 19 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         (j) With respect to the Transferor, no proceeds of any purchase from the Transferor shall be used for any purpose that violates any applicable law, rule or regulation, including Regulation U of the Federal Reserve Board.

         (k) No event has occurred and is continuing, or would result from a purchase in respect of the related Purchased Interest or from the application of the proceeds therefrom, which constitutes a Termination Event (excluding a
                                                                  ---------
Termination Event described in Section 7.01(e) or (i)).
                               ---------------

         (l) With respect to the Transferor, the Transferor has accounted for each sale of undivided percentage ownership interests in its Listed Receivables in its books and financial statements as sales, consistent with generally accepted accounting practices.

         (m) With respect to each Seller Party, such Seller Party has complied with all of the material terms, covenants and agreements contained in this Agreement and the other Transaction Documents and applicable to it, except, in any such case, where the consequences, direct or indirect, of any such noncompliance, if any, would not result in a Material Adverse Effect.

         (n) With respect to the Transferor, the Transferor's complete corporate name is set forth in the preamble to this Agreement. The Transferor
(i) does not use, and has not during the last five years changed its name or used, any other corporate name, trade name, doing business name or fictitious name, except for names first used after the date of this Agreement and set forth in a notice delivered to the Administrative Agent pursuant to of Section
                                                                       -------
6.01(b), and (ii) has never merged with or into or consolidated with any other
-------
Person.

                             SECTION 6. COVENANTS

         6.01 Covenants. Until the latest of (i) the date on which no Purchasers' Investment or Yield Reserve in respect of any Purchased Interest shall be outstanding and the Purchasers shall have no further obligation hereunder to purchase interests in Listed Receivables, (ii) the date all other amounts owed by the Transferor or the Servicer under this Agreement to the Administrative Agent, any Purchasers and any other Indemnified Party shall be paid in full and the Purchasers shall have no further obligation hereunder to purchase interests in Listed Receivables, and (iii) the date on which this Agreement has been terminated:

         (a) Compliance with Laws, Etc. Each Seller Party shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect and not result in any Adverse Claim on the Listed Receivables.

         (b)     Offices, Records and Books of Account; Etc. The Transferor
(i) shall keep its state of organization, principal place of business and chief executive office (as such terms are used in the UCC) and the office where it keeps its records concerning the Listed Receivables at the address of the Transferor set forth under its name on the signature page hereto or, upon at least 15 days' prior written notice of a proposed change to the Administrative Agent, at any other

                                    - 20 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement locations, so long as, prior to making such a change, the Transferor shall have taken all actions in any applicable jurisdiction that may be requested by the Administrative Agent to further assure and perfect the interests of the Administrative Agent and the Purchasers in the Listed Receivables; and
(ii) shall provide the Administrative Agent with at least 15 days' written notice prior to making any change in the Transferor's name or making any other change in the Transferor's identity or corporate structure (including a merger) which could render any UCC financing statement theretofore filed with respect to such Person by any other Person (including, if applicable, any UCC financing statements filed in connection with this Agreement) "seriously misleading" as such term is used in the UCC, so long as, prior to making such a change, the Transferor shall have taken all actions in any applicable jurisdiction that may be requested by the Administrative Agent to further assure and perfect the interests of the Administrative Agent and the Purchasers in the Listed Receivables; each notice to the Administrative Agent pursuant to this Section shall set forth the applicable change and the effective date thereof. The Transferor also will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Listed Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Listed Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Listed Receivable).

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. Each Seller Party shall, at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Listed Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each such Listed Receivable and the related Contract.

         (d) Ownership Interest, Etc. The Transferor shall, at its expense take all action necessary or reasonably desirable to maintain a valid, enforceable and first priority, perfected security interest in the Specified Assets in favor of the Administrative Agent for the benefit of itself and the Purchasers, free and clear of any Adverse Claim, including taking such action to protect and perfect or more fully evidence the interest of the Administrative Agent and the Purchasers under this Agreement, as the Administrative Agent may request.

         (e) Sales, Liens, Etc. The Transferor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under the Specified Assets or upon or with respect to any account to which any Collections of any Listed Receivables are deposited (except as required by this Agreement or the rights of the depository institution that maintains such account), or assign any right to receive income in respect of any items contemplated by this Section.

         (f) Extension or Amendment of Receivables. Except as expressly provided in this Agreement, no Seller Party shall adjust the outstanding principal balance of, or otherwise modify the terms of, any of the Listed Receivables, or amend, modify or waive any term or condition of any related Contract; provided that notwithstanding any other provision of this Agreement,
          --------
no Seller Party shall extend the maturity of any Listed Receivable.

                                    - 21 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         (g) Change in Business or Credit and Collection Policy. No Seller Party shall make any change in the character of its business, or in the Credit and Collection Policy, that would result in a Material Adverse Effect. No Seller Party shall make any other change in the Credit and Collection Policy without the prior written consent of the Administrative Agent.

         (h) Audits. Each Seller Party shall, from time to time during regular business hours (and with reasonable advance notice) as requested by the Administrative Agent, permit the Administrative Agent, or its agents or representatives, (x) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of such Seller Party relating to Listed Receivables and the Related Security, including the related Contracts, and (y) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause (x) above, and to discuss matters relating to Listed Receivables and the Related Security or such Seller Party's performance hereunder or under the Contracts with any of the officers, employees, agents or contractors of such Seller Party having knowledge of such matters. Without limiting the foregoing, such examinations, copies, abstracts, visits and discussions may cover, among other things, maturity dates, agings, past dues, charge-offs, and offsets with respect to the Listed Receivables.

         (i) Status of Listed Receivables. In the event that any third party and any Seller Party enter into negotiations or discussions regarding the provision of financing (whether in the form of a loan, purchase or otherwise) with respect to any Listed Receivable, such Seller Party shall inform such third party that the Transferor has sold an undivided percentage ownership interest in such Listed Receivable to the Purchasers.

         (j)     Reporting Requirements.

                 (i) If a Purchasers' Investment with respect to an undivided interest purchased by the Purchasers remains outstanding on the applicable Due Date, then the Transferor or the Servicer shall provide to the Administrative Agent on a weekly basis a report, in form and substance satisfactory to the Administrative Agent, with respect to the related Listed Receivables (including with respect to collection efforts pertaining thereto).

                 (ii) Each Seller Party shall provide to the Administrative Agent as soon as possible and in any event within five Business Days after the occurrence of each Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute a Termination Event, a statement of the chief financial officer of such Seller Party setting forth details of such Termination Event or event and the action that such Seller Party has taken and proposes to take with respect thereto.

                 (iii) The Servicer shall provide to the Administrative Agent the financial statements described in Section 6.01(a) and (b) of the Mattel Credit Agreement, pursuant to the terms of such Sections, including Section 10.02 permitting facsimiles or email.
                   -------------

                 (iv) Each Seller Party shall provide to the Administrative Agent such other information respecting Listed Receivables or the condition or operations, financial or

                                    - 22 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement otherwise, of the Transferor or any of its Affiliates as the Administrative Agent may from time to time reasonably request (including listings identifying the outstanding principal balance of each Listed Receivable).

         (k) General Restrictions. The Transferor shall not (i) pay or declare any Dividend, (ii) lend or advance any funds; or (iii) repay any loans or advances to, for or from any Seller or other Affiliate of the Transferor (actions of the type described in clauses (i), (ii) and (iii) are herein collectively called "Restricted Payments"), unless (A) in the case of Dividends, such Dividends comply with applicable law, and (B) in the case of any Restricted Payment, the Transferor would be Solvent after giving effect to such Restricted Payment.

         (l) Mergers, Acquisitions. Sales, Investments. The Transferor shall not:

                 (i) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person;

                 (ii) sell, transfer, convey or lease any of its assets, other than pursuant to or, as expressly permitted by this Agreement, the Purchase and Sale Agreement or any Other Permitted Accounts Receivable Financing Facility; or

                 (iii) make, incur or suffer to exist any investment in, equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, (x) except as expressly contemplated by this Agreement, the Purchase and Sale Agreement or any Other Permitted Accounts Receivable Financing Facility and (y) except, in the case of loans, under the Demand Note dated March 11, 1998 made by Mattel to the Buyer in the amount of approximately $9,000,000 (or other similar demand notes delivered in connection with this Agreement, the Purchase and Sale Agreement or any Other Permitted Accounts Receivable Financing Facility).

         (m) No Modification of the Purchase and Sale Agreement. The Transferor will not agree to any amendment, supplement, waiver, alternation or other modification of the Purchase and Sale Agreement which may have a material adverse effect on the Administrative Agent's right, title and interest in the Receivables or which may have a material adverse effect on the collectibility of the Receivables or which may limit or adversely affect Mattel's obligations as Guarantor thereunder.

         (n)     Claim under Section 7.01 of Purchase and Sale Agreement.

         If the Administrative Agent or the Purchasers makes a claim under
Section 9.01, the Transferor agrees to promptly make a corresponding claim
------------
against the Sellers under Section 7.01of the Purchase and Sale Agreement. If the Transferor fails to make such claim, the Transferor hereby irrevocably authorizes the Administrative Agent, on behalf of itself and the Purchasers, to make such claim thereunder in the name of the Transferor.

                       SECTION 7. TERMINATION EVENTS AND
                           TERMINATION EVENT REMEDIES

                                    - 23 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         7.01 Termination Events Defined. The occurrence of any one or more of the following events shall constitute a Termination Event hereunder:

         (a) any Seller Party shall fail (i) to make when due any payment or deposit to be made by it under this Agreement with respect to any Purchased Interest (including, in the case of the Servicer, failing to deliver to the Administrative Agent on any Due Date an amount equal to the Purchasers' Investments plus accrued Yield Reserve thereon) or (ii) to perform or observe in any material respect, within 15 days after written notice thereof, any other material term, covenant or agreement contained in any Transaction Document on its part to be performed or observed;

         (b) any representation or warranty made or deemed made by any Seller Party or Seller (or any of its officers) under or in connection with any Transaction Document or any material information or report delivered by any Seller Party or Seller pursuant to any Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

         (c) an Event of Default or any Servicer Default shall have occurred and be continuing;

         (d) an Insolvency Proceeding shall have been commenced and be continuing in which any Seller Party or Seller is the debtor;

         (e) an Insolvency Event shall have been commenced and is continuing in which either Obligor is the debtor;

         (f) the Transferor shall fail to have a valid and enforceable first priority, perfected (i) ownership interest in, or (ii) security interest in, each Listed Receivable and the other Specified Assets, in each case, free and clear of any Adverse Claim (other than a lien or other interest in favor of the Transferor pursuant to the Purchase and Sale Agreement);

         (g) the Administrative Agent for the benefit of the Purchasers shall fail to have a valid and enforceable first priority, perfected (i) undivided percentage ownership interest in, or (ii) security interest in, each Listed Receivable and the other Specified Assets, in each case free and clear of any Adverse Claim;

         (h) a Seller Party shall merge with or into any other entity whereby it is not the surviving entity;

         (i) any short-term unsecured debt rating assigned to an Obligor by S&P, Moody's or Fitch falls below "A-2," "P-2" or "F-2," respectively, or the second highest long-term unsecured debt rating assigned to an Obligor by S&P, Moody's or Fitch falls below "A-," "A3" or "A-," respectively;

         (j) there shall have occurred any event not otherwise covered by this definition which has or will have a Material Adverse Effect; or

                                    - 24 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         (k) the Commitments of the Lenders under the Mattel Credit Agreement shall have been terminated.

         7.02    TERMINATION EVENT REMEDIES.

         Any time during a Termination Event, the Administrative Agent, upon the written request of the Requisite Purchasers, shall, by written notice to the Transferor, the Servicer and the Purchasers, terminate the Purchaser Commitments; provided, however, that with respect to a Termination Event
             --------  -------
described in Section 7.01(e) or (i), only the commitment of the Purchasers to
             ---------------    ---
purchase undivided interests in the Receivables of the affected Obligor may be terminated as aforesaid. Notwithstanding the foregoing, upon the occurrence of a Termination Event described in Section 7.01(d) or (k), the Purchaser Commitments
                               ---------------    ---
shall terminate automatically.

         7.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Transaction Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising, including without limitation, under the Transaction Documents.

                      SECTION 8. THE ADMINISTRATIVE AGENT

         8.01 Appointment and Authorization. Each Purchaser hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any of the Purchasers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

         8.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.03 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable to the Purchaser for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Purchasers for any recital, statement, representation or warranty made by the Transferor or the Guarantor, or any officer or partner thereof, contained in this Agreement or in any other

                                    - 25 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document, or for the value of any collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Transferor or the Guarantor or any other to any Transaction Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Transferor, the Servicer or the Guarantor or any of their respective Subsidiaries or Affiliates.

         8.04        RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Transferor, Servicer or the Guarantor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Requisite Purchasers as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Requisite Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Purchasers.

         (b) For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Purchaser that has executed this
             -------------     ----
Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Purchaser for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Purchaser, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Transaction Documents shall have received notice from the Purchaser prior to any borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Purchaser shall not have made available to the Administrative Agent the Purchaser's ratable portion of such borrowing.

         8.05 Notice of Termination Event or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Termination Event or Servicer Default unless the Administrative Agent has failed to receive on account of any Purchaser such Purchaser's Purchasers' Investment, plus Yield Reserve, on or before the applicable Due Date, or unless the Administrative Agent shall have received written notice from a Purchaser, the Transferor, Servicer or the Guarantor referring to this Agreement, describing

                                    - 26 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement such Termination Event or Servicer Default and stating that such notice is a "notice of termination event and/or servicer default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Purchasers. The Administrative Agent shall take such action with respect to such Termination Event or Servicer Default as shall be requested by the Requisite Purchasers in accordance with Section 7;
                                                                  ---------
provided, however, that unless and until the Administrative Agent shall have
--------  -------
received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event or Servicer Default as it shall deem advisable or in the best interest of the Purchasers. In the event that any remedy is exercised pursuant to Sections 4.02, 4.04 or 7.02 of this Agreement,
                                -------------  ----    ----
each Purchaser and the Administrative Agent shall pursue remedies designated by the Requisite Purchasers to the same extent as though such demand was caused by the action of all Purchasers, and each Purchaser agrees to act as expeditiously as possible so as to maximize recovery. Each Purchaser agrees that no Purchaser shall have any right individually to take action with respect to the Purchased Interest, it being understood and agreed that such rights and remedies with respect to any portion of the Purchased Interest may be exercised by the Administrative Agent as directed by the Requisite Purchasers for the ratable benefit of the Purchasers.

         8.06 Credit Decision. Each Purchaser expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Transferor, Servicer or the Guarantor shall be deemed to constitute any representation or warranty by the Administrative Agent to any Purchaser. Each Purchaser represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Transferor or Guarantor and their respective Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit hereunder. Each Purchaser also represents that it will, independently and without reliance upon the Administrative Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Transferor, Servicer or the Guarantor. Except for notices, reports and other documents expressly herein required to be furnished to the Purchasers by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Transferor, Servicer or the Guarantor which may come into the possession of any of the Administrative Agent-Related Persons.

         8.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Purchasers shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Transferor or the Guarantor and without limiting the obligation of the Transferor or the Guarantor to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits,

                                    - 27 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Purchased Interests and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Purchaser shall be liable for the
               --------  -------
payment to the Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Purchaser shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Transferor or the Guarantor. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other governmental authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Purchaser (because the appropriate form was not delivered, was not properly executed, or because such Purchaser failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Purchaser shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including fees and expenses of counsel and the allocated cost of in-house counsel). The obligation of the Purchasers in this Section shall survive the payment of all obligations hereunder.

         8.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with any Obligor, the Transferor or the Guarantor as though it were not the Administrative Agent hereunder and without notice to or consent of the Purchasers. With respect to its purchases hereunder, Bank of America shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms "Purchaser" and "Purchasers" shall include Bank of America in its individual capacity.

         8.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Purchasers; provided that any such resignation by Bank of America shall also constitute its resignation as Administrative Agent under the Mattel Credit Agreement. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Requisite Purchasers may appoint a successor Administrative Agent for the Purchasers, which shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than

                                    - 28 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

$500,000,000, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the former Administrative Agent and the obligations of the former Administrative Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. The former Administrative Agent's resignation shall not become effective until such successor Administrative Agent has been appointed and has succeeded of record to all right, title and interest of the former Administrative Agent in the Purchased Interest; provided, however, that if the Requisite Purchasers cannot
                    --------  -------
agree as to a successor Administrative Agent within ninety (90) days after such resignation, the Administrative Agent shall appoint a successor Administrative Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, further, however, in such event all
                            --------  -------  -------
provisions of this Agreement shall remain in full force and effect. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         8.10 Other Administrative Agents; Lead Managers. None of the Purchasers identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Purchasers as such. Without limiting the foregoing, none of the Purchasers so identified shall have or be deemed to have any fiduciary relationship with any Purchaser. Each Purchaser acknowledges that it has not relied, and will not rely, on any of the Purchasers so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         8.11 Sharing of Payments, Etc. The Purchasers agree that (i) with respect to all amounts received by each of them hereunder, whether in the nature of a return of any investment or discount, or amounts due to a particular Purchaser in respect of any fees hereunder, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Purchasers in proportion to the portion of the obligations due each Purchaser hereunder shall be shared by the Purchasers in proportion to the amounts due them hereunder, whether received by voluntary payment, or by the exercise of the right of set-off or Purchaser's lien or secured claims under the Bankruptcy Code, as now or hereafter amended, altered, modified or replaced, by counterclaim or cross-action or by the enforcement of this Agreement; (ii) if any of them shall exercise any right of counterclaim, set-off, Purchaser's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receives payment or reduction of any amounts due to such Purchaser hereunder, which is greater than the proportion received by any other Purchaser in respect of the amounts due hereunder to such other Purchaser, then the Purchaser receiving such proportionately greater payment shall (x) notify each other Purchaser and the Administrative Agent of such receipt and (y) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the amounts due hereunder to the other Purchasers so that all such recoveries of amounts due hereunder. If all or any portion of such payment is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         8.12    Independent Agreements. The provisions contained in Sections
                                                                     --------
8.01 through 8.08 and 8.10 constitute independent obligations and agreements of
---- ---------------------
the Administrative Agent

                                    - 29 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement and the Purchasers, and the Transferor shall not be deemed parties thereto nor bound thereby. The Transferor acknowledge the rights of the Purchasers and the Administrative Agent under Section 8.08.
                           ------------

                          SECTION 9. INDEMNIFICATION

         9.01    INDEMNIFICATION GENERALLY.

         (a) Without limiting any other rights that the Indemnified Parties may have hereunder or under applicable law, the Transferor hereby agrees (x) to indemnify each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by such Indemnified Party arising out of or resulting from this Agreement or the use of proceeds of purchases or the ownership of the Purchased Interest, or any interest therein, or in respect of any Listed Receivable or any related Contract, and (y) to pay within 15 days of demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against such Indemnified Amounts, including Indemnified Amounts relating to or resulting from any of the following:

                 (i) the failure of any information provided to the Administrative Agent with respect to Listed Receivables or the other Specified Assets;

                 (ii) the failure of any representation or warranty or statement made or deemed made by the Transferor or the Servicer under or in connection with this Agreement to have been true and correct in all respects when made (it being understood and agreed that for purposes of this Section, in determining whether any such representation or warranty or statement was true and correct in all respects when made, any qualification in Section 5 as to materiality
                                                  ---------
         or to a Material Adverse Effect or to limitations on enforcement shall be disregarded);

                 (iii) the failure by the Transferor or the Servicer to comply with any applicable law, rule or regulation with respect to any Listed Receivable or the related Contract, or the failure of any Listed Receivable or the related Contract to conform to any applicable law, rule or regulation;

                 (iv) the failure to vest in the Administrative Agent for the benefit of the Purchasers a valid and enforceable first priority perfected (A) undivided percentage ownership interest, to the extent of the related Purchased Interest, in the Specified Assets, and (B) security interest in the Specified Assets, in each case free and clear of any Adverse Claim;

                 (v) any dispute, claim, counterclaim, offset or defense (other than discharge in an Insolvency Proceeding in which an Obligor is a debtor, which Insolvency Proceeding was commenced prior to the Due Date for the applicable Listed Receivable) of such Obligor to the payment of such any Listed Receivable (including a defense based on such Listed Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any Dilution or other adjustment with respect to a Listed Receivable (excluding, however, adjustments required

                                    - 30 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement as a matter of law because an Obligor is a debtor in any such Insolvency Proceeding), or any claim resulting from the sale of the goods or services related to such Listed Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Listed Receivable;

                 (vi) any failure of the Transferor or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement (including, without limitation, the failure to make any payment when due hereunder), or to perform its duties or obligations (if any) under any Contract (it being understood and agreed that for purposes of this Section, in determining whether the Transferor or the Servicer has performed its duties or obligations in accordance with the provisions of this . Agreement or has performed its duties or obligations (if any) under any Contract, any qualification in Section 5 or Section 6 as to materiality or to a
                          ---------    ---------
         Material Adverse Effect or to the rights of any depository institution that maintains any account to which any Collections of Listed Receivables are sent shall be disregarded);

                 (vii) any breach of warranty, products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods or services which are the subject of any Listed Receivables;

                 (viii) the commingling of Collections of Listed Receivables at any time with other funds;

                  (ix) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or the ownership of the related Purchased Interest or in respect of any Listed Receivable or any related Specified Asset in respect thereof;

                 (x)     subject to Section 9.01(b), the occurrence of any
                                    ---------------
         Termination Event;

                 (xi) in the event any Purchased Interest is greater than 1.0;

                 (xii) the failure of any Listed Receivables to be Eligible Receivables;

                 (xiii) the failure of the Transferor or the Servicer to comply with the terms of the Credit and Collection Policy;

                 (xiv) the failure of any Contract relating to Listed Receivables to have terms that are consistent will customary terms for the related Seller's industry and type of Receivable;

                 (xv) the failure of any Seller to complete the sale and delivery of the goods (or the performance of the services, if any) which are the subject of any Listed Receivables;

                 (xvi) the existence of any contingent performance requirements of any Seller in respect of any Listed Receivables;

                 (xvii)  subject to Section 9.01(b), the failure of an Obligor
                                    ---------------
         to make payment on the Listed Receivables prior to or as of the Due Date; or

                                    - 31 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                 (xviii) any action or inaction by the Transferor or the Servicer which impairs the interest of the Administrative Agent or any Purchaser in any Listed Receivables or other Specified Assets.

         (b)     Notwithstanding Section 9.01(a), the Transferor shall not be
                                 ---------------
obligated to indemnify any Indemnified Party at any time for (x) Receivables which are uncollectible, or amounts paid over or repaid to any Person with respect to any Receivable, as a result of the applicable Obligor being a debtor in an Insolvency Proceeding commenced as of or prior to the Due Date, it being understood and agreed that this clause shall not limit the Transferor's obligations under this Section arising out of or relating to any other event, occurrence or circumstance which would give rise to an obligation of the Transferor pursuant to this Section (to the extent that such event, occurrence or circumstance adversely affects repayment of the Purchasers' Investments, plus accrued Yield Reserve thereon during or in connection with any such Insolvency Proceeding), (y) any overall net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or any political subdivision thereof or (z) Indemnified Amounts resulting from the gross negligence or willful misconduct on the part of the Indemnified Party proposed to be indemnified. Notwithstanding any other provision of this Agreement, in the event that an Obligor becomes a debtor in an Insolvency Proceeding that was commenced prior to an applicable Due Date for any Listed Receivables: (i) each Seller Party shall promptly (and in any event not later than thirty days) after receipt provide to the Administrative Agent a copy of any document, pleading, report, notice, information or other writing provided to such Seller Party, during or in connection with such Insolvency Proceeding, by or on behalf of such Obligor, any committee, court, other Governmental Person, trustee, receiver, liquidator, custodian or similar official in such Insolvency Proceeding, relating to the forms, procedures, bar date or other timing issues with respect to the filing of a Proof of Claim in such Insolvency Proceeding; provided, however, that this
                                                   --------  -------
clause (i) shall not become effective until the Administrative Agent shall have sent a notice to the Servicer to the effect that the Administrative Agent desires that the Seller Parties comply with this clause (i); (ii) the Servicer, as agent for the Transferor, shall file Proofs of Claim, at the request and direction of the Administrative Agent, with respect to the Listed Receivables with such court, other Governmental Person, trustee, receiver, liquidator, custodian or similar official, which Proofs of Claim shall be in form and substance reasonably satisfactory to the Administrative Agent, it being understood and agreed that the Administrative Agent and the Purchasers shall jointly and severally be liable for, and shall reimburse the Servicer for, the Servicer's reasonable expenses in making such filing to the extent that such expenses relate to the Listed Receivables; and (iii) the Administrative Agent, as agent for the Transferor, shall have the right but not the obligation to file Proofs of Claim with respect to the Listed Receivables with such court, other Governmental Person, trustee, receiver, liquidator or similar official, it being understood and agreed that the Administrative Agent shall not file such a Proof of Claim until the earlier to occur of (x) the sixtieth day following the date on which the Administrative Agent has sent a written request to the Transferor requesting the Transferor to file such a Proof of Claim and
(y) the thirtieth day prior to the bar date or equivalent last day on which such a Proof of Claim may be filed in such Insolvency Proceeding.

         (c) If and to the extent the Administrative Agent or any Purchaser shall be required for any reason to pay over to the Transferor, any Seller, the Servicer or an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received

                                    - 32 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement by such Person hereunder, such amount shall be deemed not to have been so received and, the Administrative Agent shall have a claim against the Transferor to the extent provided herein.

         (d) No Indemnified Party shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement; provided, that the Transferor shall have no obligation
                --------
hereunder to any Indemnified Party with respect to such damages resulting from the gross negligence or willful misconduct of such Indemnified Party. No Indemnified Party shall have any liability for any indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

         9.02    Capital Adequacy, Etc. Sections 3.01(a)-(e), 3.02, 3.03, 3.04,
3.05 and 3.06 of the Mattel Credit Agreement are hereby incorporated by reference as if set forth in full herein, except that for purposes of such incorporation by reference: except where direct quotations are made therefrom,
(i) all references to "the Company" shall be deemed to be references to the Transferor; (ii) all references to "Lender" or "Lenders" shall be deemed to be references to "Purchaser" or "Purchasers," respectively; (iii) all references to "Lending Office" shall be deemed to be a reference to the office of the Purchasers identified on the signature pages to this Agreement; (iv) all references to "this Agreement" or "Loan Documents" shall be deemed to be references to this Agreement or any other Transaction Documents; (v) all references to "Loans" shall be deemed to be references to the Purchasers' Investments; (vi) all references to "Eurodollar Rate Loans" shall be deemed to be references to Purchasers' Investments with respect to which Yield Reserve would then be calculated based on the Eurodollar Rate; (vii) all references to " interest" shall be deemed to be references to Yield and to any "Interest Period" shall be deemed to be references to a "Yield Period;" (viii) the following words in Section 3.03(b) of the Mattel Credit Agreement, "pursuant to
Section 2.04, either on the last day of the Interest Period thereof if the
------------
Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if the Lender may not lawfully continue to maintain such Eurodollar Rate Loans," shall be deemed to be replaced by the word "promptly;"
(x) Section 3.05(b) of the Mattel Credit Agreement shall be deemed to be replaced by the following: "(b) the failure of the Transferor to sell Listed Receivables after the Transferor has delivered the related Purchase Notice pursuant to this Agreement;" and (xi) Section 3.05(c) of the Mattel Credit Agreement shall be deemed deleted.

                          SECTION 10. MISCELLANEOUS

         10.01 Waivers; Amendments. Etc. No failure or delay on the part of the Administrative Agent or the Purchasers in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. No notice to or demand on the Transferor or the Servicer in any case entitle the Transferor or the Servicer, as the case may be, to any other or further notice or demand in similar or other circumstances. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by Governmental Rule. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is

                                    - 33 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement signed by the Transferor, the Servicer, the Administrative Agent and the Requisite Purchasers; provided, however, that no such waiver, amendment or
                      --------  -------
consent shall, unless in writing and signed by each of the affected Purchasers, the Transferor, the Servicer, and acknowledged by the Administrative Agent,

         (a) increase or extend such Purchaser's Purchaser Commitment or subject such Purchaser to additional obligations;

         (b) postpone or delay any date fixed for any payment of fees or any other amounts due to such Purchaser hereunder;

         (c) reduce any fees or other amounts payable to such Purchaser hereunder;

         (d)     change such Purchaser's Percentage;

         (e)     amend this Section or Section 8.10;
                                        -----------

         (f) release the Guarantor from any obligation undertaken by it pursuant to the Purchase and Sale Agreement;

         (g)     substitute or add Obligors; or

         (h) amend Section 7.01(i) of the Agreement to reduce the minimum debt ratings required as to any Obligor set forth therein.

provided further, that no amendment, waiver or consent shall (i), unless in
-------- -------
writing and signed by the Administrative Agent in addition to the Requisite Purchasers or all the Purchasers, as the case may be, affect the rights or duties of the Administrative Agent under any Transaction Document, or (ii) have the effect of making any Purchaser's Percentage hereunder a different percentage than its Pro Rata Share under the Mattel Credit Agreement. No notice to or demand on any Seller Party in any case shall entitle any Seller Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.01 shall be binding upon each Purchaser at the time
          -------------
outstanding, each future Purchaser and, if signed by the Seller Parties, on the Seller Parties. Notwithstanding anything to the contrary herein, no Defaulting Purchaser shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Purchaser Commitment of such Purchaser may not be increased or extended nor the Purchaser Investment owing to such Purchaser be reduced without the consent of such Purchaser.

         10.02 Notices, Etc. (a)    General. Unless otherwise expressly provided
                                    -------
herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below)
electronic mail address specified for notices on Schedule 10.02 to the Mattel
                                                 --------------
Credit Agreement; or, in the case of the Transfer or the Administrative Agent, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to Mattel or the Administrative Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and

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     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

(ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, upon the earlier of receipt and four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone during the Business Day; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative
--------  -------
Agent pursuant to Section 2 shall not be effective until actually received by
                  ---------
such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule
                                                                      --------
10.02 to the Mattel Credit Agreement, it being understood and agreed that a
-----
voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b)     Effectiveness of Facsimile Documents and Signatures.
                 ---------------------------------------------------
Transaction Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Governmental Rule, have the same force and effect as manually-signed originals and shall be binding on all Seller Parties, the Administrative Agent and the Purchasers. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided,
                                                                   --------
however, that the failure to request or deliver the same shall not limit the
-------
effectiveness of any facsimile document or signature.

         (c)     Limited Use of Electronic Mail. Electronic mail and Internet
                 -----------------------------------------------
and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section
                                                                  -------
6.01(j), and to distribute Transaction Documents for execution by the parties
-------
thereto, and may not be used for any other purpose.

         (d)     Reliance by Administrative Agent and Purchasers. The
                 -----------------------------------------------
Administrative Agent and the Purchasers shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Seller Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or
(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Transferor shall indemnify each Administrative Agent-Related Person and each Purchaser from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Seller Party. All telephonic notices to and other communications with the Administrative Agent pursuant to Section 2
                                                                      ---------
may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03   Governing Law; Integration.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of Governmental Rules provisions thereof. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereto superseding all prior oral or written understandings.

                                    - 35 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

        (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California or of the United States for the Central District of California, and by execution and delivery of this Agreement, each of the Transferor, the Administrative Agent and the Purchasers consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Transferor, the Administrative Agent and the Purchasers irrevocably waives any objection to the laying of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any other Transaction Document. The Transferor, the Administrative Agent and the Purchasers each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

         10.04 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of the Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibitions or unenforceability without invalidating the remaining provisions hereof, any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.05   SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Seller Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Purchaser (and any attempted assignment or transfer by any Seller Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) From time to time following the Effective Date, each Purchaser may assign to one or more Eligible Assignees all or any portion of its Purchaser Commitment and its Percentage of the Purchasers' Investment; provided
                                                                       --------
that (i) such Purchaser concurrently assigns a ratable portion of its Commitment and its Loans under the Mattel Credit Agreement, (ii) such assignment, if not to a Purchaser or an Affiliate of the assigning Purchaser, shall be consented to by the Transferor at all times other than during the existence of a Termination Event (other than a Termination Event described in
Section 7.01(e) or (i)) or a Servicer Default and by the Administrative Agent
---------------
(which approval of the Transferor shall not be unreasonably withheld or delayed), (iii) a copy of a duly signed and completed Assignment and Assumption shall be delivered to the Administrative Agent and the Transferor, (iv) except in the case of an assignment (A) to an Affiliate of the assigning Purchaser or to another Purchaser or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Purchaser or (B) of the entire remaining Purchaser Commitment of the assigning Purchaser, the portion of the Aggregate Facilities Commitment assigned shall not be less than $10,000,000, and (v) the effective date of any such assignment shall be as specified in the Assignment and Assumption, but not earlier than

                                    - 36 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
the date which is five Business Days after the date the Administrative Agent has received the Assignment and Assumption. Upon satisfaction of the conditions set forth in the prior sentence, any forms required by Section 10.15 of the
                                                       -------------
Mattel Credit Agreement and payment of the requisite fee described below, the assignee named therein shall be a Purchaser for all purposes of this Agreement effective as of the specified effective date to the extent of the Assigned Interest (as defined in such Assignment and Assumption), and the assigning Purchaser shall be released from any further obligations under this Agreement to the extent of such Assigned Interest. Until satisfaction of the conditions set forth herein to any assignment, the Seller Parties and Administrative Agent may continue to deal solely and directly with the assigning Purchaser in connection the Assigned Interest. The Administrative Agent's consent to any assignment shall not be deemed to constitute any representation or warranty by any Administrative Agent-Related Person as to any matter.

         (c) After receipt of a completed Assignment and Assumption, and receipt of an assignment fee of $3,500 (which fee includes any assignment fees in connection with the concurrent assignment of interests under the Mattel Credit Agreement) from such Eligible Assignee or such assigning Purchaser (including in the case of assignments to Affiliates of assigning Purchasers), the Administrative Agent shall, promptly following the effective date thereof, provide to the Company and Purchasers a revised Schedule 10.02 to the Mattel
                                                --------------
Credit Agreement giving effect thereto.

         (d) Upon advance written notice to the Company, any Purchaser may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any
                              -----------
Purchased Interest, the Purchaser Commitment of that Purchaser and the other interests of that Purchaser (the "originating Purchaser") hereunder and under
                                  ---------------------
the other Transaction Documents; provided, however, that (i) such Purchaser
                                 --------  -------
shall concurrently with any sale of a participation herein sell a ratable participation in the Mattel Credit Agreement and thereafter cause any such participation herein to remain ratable with such participation in the Mattel Credit Agreement, (ii) the originating Purchaser's obligations under this Agreement shall remain unchanged, (iii) the originating Purchaser shall remain solely responsible for the performance of such obligations, (iv) the Seller Parties and the Administrative Agent shall continue to deal solely and directly with the originating Purchaser in connection with the originating Purchaser's rights and obligations under this Agreement and the other Transaction Documents, and (v) no Purchaser shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.01. The Seller Parties hereby
                                  -------------
acknowledge and agree that any such disposition will give rise to a direct obligation of the Seller Parties to the Participant with respect to, and the Participant shall be entitled to the benefit of, Section 9 (other than
                                                 ---------
references to Sections 3.03 and 3.06 of the Credit Agreement) as if it were a
              -------------     ----
"Purchaser." To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Purchaser,
                            -------------
provided such Participant agrees to be subject to Section 8.11 as though it
                                                  ------------
were a Purchaser.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01(a)-(e), 3.02, 3.04 or 3.05 of the Mattel Credit Agreement (as referred to in Section 9.02) herein than the applicable Purchaser
                             ------------
would have been entitled to receive with respect to the

                                    - 37 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.

         (f) Notwithstanding any other provision in this Agreement, any Purchaser may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note(s) held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR [double sect].203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         (g) As used herein, the following terms have the following meanings:

                 "Eligible Assignee" means (i) a Purchaser; (ii) an Affiliate
                  -----------------
         of a Purchaser; (iii) an Approved Fund; and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless a Termination Event has occurred and is continuing, the Transferor (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing,
                               --------
         "Eligible Assignee" shall not include any Seller Party or any Affiliates or Subsidiaries of any Seller Party.

                 "Fund" means any Person (other than a natural person) that is
                  ----
         (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                 "Approved Fund" means any Fund that is administered or managed
                  -------------
         by (i) a Purchaser, (ii) an Affiliate of a Purchaser or (iii) an entity or an Affiliate of an entity that administers or manages a Purchaser.

         (h) Each Purchaser agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by the Seller Parties or any Subsidiary of the Seller Parties,
or by the Administrative Agent on a Seller Party's or Subsidiary's behalf, in connection with this Agreement or any other Transaction Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement and the Mattel Credit Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Purchaser, or (ii) was or becomes available on a non-confidential basis from a source other than a Seller Party, provided that such source is not bound by a confidentiality agreement with a Seller Party known to the Purchaser; provided, however, that any Purchaser may disclose such
                        --------  -------
information (A) at the request or pursuant to any requirement of any Governmental Person to which the Purchaser is subject or in connection with an examination of such Purchaser by any such authority; (B) pursuant to subpoena or other court process and when required to do so in accordance with the provisions of any applicable Governmental Rule; provided, that a Purchaser
                                                --------
shall disclose only the information required by such request and shall notify the Transferor in advance of such disclosure so that the Transferor may seek an appropriate protective order, (C) to such Purchaser's Affiliates and independent auditors and other professional advisors provided such Persons are obligated to keep such information confidential, (D) to any other party to this Agreement, and (E) if a Termination Event exists, in connection with the exercise of any remedies hereunder or any suit, action or

                                    - 38 -
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement proceeding relating to any Loan Document or Transaction Document or the enforcement of rights hereunder or thereunder. Notwithstanding the foregoing, the Seller Parties authorize each Purchaser to disclose to any assignee or Participant and to any prospective assignee or Participant, such financial and other information in such Purchaser's possession concerning the Seller Parties or their Subsidiaries which has been delivered to Administrative Agent or the Purchasers pursuant to this Agreement or which has been delivered to the Administrative Agent or the Purchasers by the Company in connection with the Purchasers' credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such assignee
           --------
or Participant agrees in writing to such Purchaser to keep such information confidential to the same extent required of the Purchasers hereunder.

         10.06   AMENDMENT AND RESTATEMENT.

         This Agreement amends and restates the Existing Receivables Purchase Agreement and, subject to the Effectiveness Agreement Purchasers' Investment outstanding thereunder, shall be deemed continuing outstanding hereunder.

         10.07 Set Off.In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of and during the continuance of any Termination Event (other than Termination Events described in Section 7.01(e) or (i) hereof and after the
                                ----------------------
giving of any notice and the expiration of any grace period otherwise contained in the definition thereof), each Purchaser is hereby authorized by each Seller Party at any time or from time to time, without notice to the Seller Parties or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate any and all deposits (including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by that Purchaser or any Affiliate thereof to or for the credit or the account of a Seller Party and whether or not such deposits or other indebtedness are otherwise fully secured and to apply any such amounts in accordance with the provisions of Section 8.10 irrespective of whether or not
                                  ------------
wthat shall have made any demand hereunder, and each such Purchaser or Affiliate is hereby irrevocably authorized to permit such set-off and appropriation.

         10.08 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amended and Restated Receivables Purchase Agreement as of the date first above written.


                                      MATTEL FACTORING, INC.,
                                           as Transferor

                                      By:      /s/ WILLIAM STAVRO
                                         --------------------------------------
                                      Name:   William Stavro
                                      Title:  Senior Vice President and
                                              Treasurer

                                      MATTEL, INC.,
                                          as Servicer

                                      By:      /s/ WILLIAM STAVRO
                                         --------------------------------------
                                      Name:    William Stavro
                                      Title:   Senior Vice President and
                                               Treasurer


                                       S-1
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                      BANK OF AMERICA, N.A.,
                                        as Administrative Agent and a Purchaser


                                      By:     /s/ CASEY COSGROVE
                                         --------------------------------------
                                               Casey Cosgrove
                                               Vice President


                                       S-2
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      BNP PARIBAS,
                                      as a Documentation Agent and a Purchaser


                                      By:     /s/ JANICE S.H. HO
                                         --------------------------------------
                                      Name:  Janice S.H. Ho
                                      Title:  Director

                                      By:     /s/ TJALLING TERPSTRA
                                         --------------------------------------
                                      Name:  Tjalling Terpstra
                                      Title:  Director


                                       S-3
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      CITICORP USA, INC.,
                                      as a Syndication Agent and a Purchaser


                                      By:     /s/ WALT LARSEN
                                         --------------------------------------
                                      Name  Walt Larsen
                                      Title  Vice President


                                       S-4
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                                      FLEET NATIONAL BANK,
                                      as a Syndication Agent and a Purchaser

                                      By:     /s/ MARIO F. TEIXEIRA
                                         --------------------------------------
                                      Name  Mario F. Teixeira
                                      Title  Vice President


                                       S-5
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      SOCIETE GENERALE,
                                      as a Documentation Agent and a Purchaser


                                      By:     /s/ RICHARD BERNAL
                                         --------------------------------------
                                      Name  Richard Bernal
                                      Title  Director, Corporate Banking


                                       S-6
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                      THE BANK OF NOVA SCOTIA


                                      By:     /s/ R.P. REYNOLDS
                                         --------------------------------------
                                      Name:  R. P. Reynolds
                                      Title:  Director


                                       S-7
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      BARCLAYS BANK PLC


                                      By:     /s/ NICHOLAS BELL
                                         --------------------------------------
                                      Name:   Nicholas Bell
                                      Title:  Director


                                       S-8
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      CREDIT SUISSE FIRST BOSTON


                                      By:     /s/ ROBERT HETU
                                         --------------------------------------
                                      Name:  Robert Hetu
                                      Title:  Director


                                      By:     /s/ MARK HERON
                                         --------------------------------------
                                      Name:  Mark Heron
                                      Title:  Associate


                                       S-9
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                      THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                      By:     /s/ VICENTE L. TIMIRAOS
                                         --------------------------------------
                                      Name:  Vicente L. Timiraos
                                      Title:  Joint General Manager


                                       S-10
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      MANUFACTURERS & TRADERS TRUST COMPANY


                                      By:     /s/ CHRISTOPHER KANIA
                                         --------------------------------------
                                      Name:  Christopher Kania
                                      Title:  Vice President


                                       S-11
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      SANPAOLO IMI S.p.A.


                                      By:     /s/ ETTORE VIAZZO
                                         --------------------------------------
                                      Name:  Ettore Viazzo
                                      Title:  Vice President


                                      By:     /s/ CARLO PERSICO
                                         --------------------------------------
                                      Name:  Carlo Persico
                                      Title:  E.V.P./General Manager


                                       S-12
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                      WELLS FARGO BANK, N.A.


                                      By:     /s/ PEITTY CHOU
                                         --------------------------------------
                                      Name:  Peitty Chou
                                      Title:  Vice President


                                       S-13
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                      CREDIT LYONNAIS, Los Angeles Branch


                                      By:     /s/ DIANNE M. SCOTT
                                         --------------------------------------
                                      Name:  Dianne M. Scott
                                      Title:  Senior Vice President and Manager


                                       S-14
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement

                                      UNION BANK OF CALIFORNIA, N.A.


                                      By:     /s/ GAIL I. BOYLE
                                         --------------------------------------
                                      Name:  Gail I. Boyle
                                      Title:  Vice President


                                       S-15
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      FIRST UNION NATIONAL BANK


                                      By:     /s/ DAVID SILANDER
                                         --------------------------------------
                                      Name:  David Silander
                                      Title:  Director


                                       S-16
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      JPMORGAN CHASE BANK


                                      By:     /s/ WILLIAM P. RINDFUSS
                                         --------------------------------------
                                      Name:  William P. Rindfuss
                                      Title:  Vice President


                                       S-17
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      U.S. BANK NATIONAL ASSOCIATION


                                      By:     /s/ JANET JORDAN
                                         --------------------------------------
                                      Name:  Janet E. Jordan
                                      Title:  Vice President


                                       S-18
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement
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                                      BANK OF TOYKO-MITSUBISHI TRUST COMPANY


                                      By:     /s/ R. L. VAN DE BERGHE
                                         --------------------------------------
                                      Name:  R. L. Van de Berghe
                                      Title:  Vice President


                                       S-19
     Mattel, Inc. First Amended and Restated Receivables Purchase Agreement